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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Gartner Group, Inc. of our report dated January 5, 1996 on our audits of the combined balanced sheets of Dataquest Incorporated as of September 30, 1995, 1994, and 1993 and related combined statements of operations, divisional equity and cash flows for the years ended September 30, 1995, 1994, 1993, which appears on Exhibit A of Gartner Group, Inc.'s report on Form 8-K/A, dated February 9, 1996.

COOPERS & LYBRAND LLP

San Jose, California
June 25, 1996